UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2017

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to PAB Credit Agreements

As previously described in a Current Report on Form 8-K filed by the registrant on May 19, 2017, the registrant entered into credit agreements (the “Original PAB Credit Agreements”) with Ping An Bank Co., Ltd., a commercial bank with headquarters in Shenzhen, PRC (“Ping An Bank”), pursuant to which the registrant was entitled to borrow from Ping An Bank from time to time up to a combined aggregate of RMB2.5 billion (or approximately US$383 million) (the “PAB Loan”). The PAB Loan was secured by pledges of the registrant’s two buildings in Beijing, including the building that serves as the registrant’s corporate headquarters in Beijing. On September 1, 2017 the registrant and Ping An Bank entered into an amendment to the Original PAB Credit Agreements pursuant to which (i) the maximum amount that the registrant is entitled to borrow under the Original PAB Credit Agreements has been reduced from RMB2.5 billion to RMB600 million (or approximately US$92 million), and (ii) the building that serves as the registrant’s corporate headquarters has been released from the pledge. A copy of the amendment to the Original PAB Credit Agreements is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

New Credit Arrangement with ICBC

On September 7, 2017, the registrant entered into a credit agreement (together with related agreements and documentation, the “ICBC Credit Agreement”) with the Industrial and Commercial Bank of China Limited (“ICBC”), a commercial bank with headquarters in Beijing, the People’s Republic of China, pursuant to which the registrant is entitled to borrow from ICBC up to an aggregate of RMB800 million (or approximately US$123 million) (the “ICBC Loan”).

The registrant may make drawdowns of the ICBC Loan from time to time, with the first drawdown to be made no later than December 31, 2017 and the last drawdown to be made no later than March 31, 2018. The outstanding principal of each drawdown will be payable in four equal installments, with the first installment payable 18 months after the drawdown and the other three installments payable semi-annually at the end of each of the three successive six-month periods after the first installment payment; provided however, that all of the outstanding principal amount of the ICBC Loan must be repaid in full 36 months after the initial drawdown. Interest will accrue on the principal amount of the ICBC Loan outstanding from time to time at an annual rate equal to the Loan Prime Rate (“LPR”) for loans with terms of up to one year as published by the National Interbank Funding Center for the 21st day of the last month of each calendar quarter, plus 1.2%, and will be payable on the first business day after the 20th day of the last month of each calendar quarter. As the LPR is currently 4.3% per year for loans with terms of up to one year, the initial annual interest rate applicable to the initial drawdown is expected to be approximately 5.5%.

The registrant’s obligations under the ICBC Credit Agreement are secured by a pledge of the building in Beijing that serves as the registrant’s corporate headquarters.

In connection with the ICBC Credit Agreement, the registrant entered into an agreement (the “Commitment Letter”) with ICBC pursuant to which the registrant has agreed that in the event the registrant is unable to repay in full the outstanding principal and interest of the ICBC Loan, (i) if the registrant has sold ordinary shares of the registrant’s majority-owned subsidiary Changyou.com Limited (“Changyou”) beneficially owned by the registrant, the registrant will make the net proceeds of such sale available for payment of the amounts of the ICBC Loan that are then due and payable; and (ii) if the registrant has not sold ordinary shares of Changyou, the registrant will use its best efforts to cause Changyou, subject to applicable law and fiduciary principles, to pay a cash dividend (a “Changyou Dividend”) to Changyou’s shareholders, and will make the registrant’s share of any such Changyou Dividend available for repayment of the ICBC Loan. The registrant has also agreed in the Commitment Letter that, at all times when the ICBC Loan is outstanding, the registrant will maintain a “Net Cash Balance” of the registrant and its consolidated group of not less than US$200 million. “Net Cash Balance” is defined as (a)(i) cash and cash equivalents, plus (ii) restricted cash related to liabilities to third parties for borrowed money, plus (iii) investments in financial instruments, minus (b) the aggregate combined amounts of outstanding liabilities to third parties for borrowed money, including for such purpose amounts of liabilities to third parties that are guaranteed by the registrant or any of its subsidiaries or variable interest entities.

The ICBC Credit Agreement includes customary events of default, including the registrant’s failure to pay any installment of principal or interest when due; changes in business model, capital structure, and other events with respect to the registrant that may impede the registrant’s ability to repay any portion of the ICBC Loan; and the failure of applicable subsidiaries of the registrant to repay other indebtedness for borrowed money when due. Upon the occurrence of an event of default under the ICBC Credit Agreement, ICBC may refuse to make further advances under the ICBC Credit Agreement and demand payment in full of all outstanding principal of the ICBC Loan and all accrued and unpaid interest.

The registrant intends to use the proceeds of the ICBC Loan to finance the registrant’s operations, excluding the operations of the registrant’s subsidiaries Changyou and Sogou Inc.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the ICBC Credit Agreement (including related documents), English translations of which are filed herewith as Exhibits 10.2, 10.3, 10.4, and 10.5 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following Exhibits are filed as part of this report:

10.1	English translation of Amendment to the Original PAB Credit Agreements, dated September 1, 2017

10.2	English translation of Credit Agreement, dated September 7, 2017, between ICBC and Beijing Sohu New Media Information Technology Co., Ltd., Fox Information Technology (Tianjin) Limited, and Beijing Sohu New Momentum Information Technology Co., Ltd.

10.3	English translation of Asset Pledge Agreement, dated September 7, 2017, between ICBC and Beijing Sohu New Momentum Information Technology Co., Ltd.

10.4	English translation of Asset Pledge Agreement, dated September 7, 2017, between ICBC and Beijing Sohu New Media Information Technology Co., Ltd.

10.5	English translation of Commitment Letter, dated September 7, 2017, between ICBC and the registrant

Safe Harbor Statement

This report on Form 8-K includes forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. The registrant cautions you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, recent slow-downs in the growth of the Chinese economy; the registrant’s current and projected future losses due to increased spending by the registrant for video content; the possibilities that the registrant will be unable to recoup its investment in video content; and the registrant’s reliance on online advertising sales, online games and mobile services for its revenues. Further information regarding these and other risks is included in the registrant’s annual report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: September 7, 2017	SOHU.COM INC.

	By:	/s/ Joanna Lv
Joanna Lv Acting Chief Financial Officer